10.31 Consulting Agreement, among Enhance Biotech, Inc., Enhance Lifesciences Inc. and Buddy Young


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CONSULTING AGREEMENT

      CONSULTING AGREEMENT (this "Agreement"), made as of the __ day of January, 2003, by and between Becor Communications, Inc., a Delaware corporation (the "Company"), and Enhanced Lifesciences Inc., a Delaware corporation which is to be a wholly owned subsidiary of Becor Communications, Inc., (the "ELSI"), on the one hand, and BUDDY YOUNG, an individual ("Consultant"), on the other hand, with respect to the following:

                                    RECITALS

      WHEREAS, Consultant is experienced in the management and operation of a public companies;

      WHEREAS, prior to the Company's acquisition of ELSI, Consultant owned or controlled a majority of the issued and outstanding common stock of the Company, the stock of which is publicly traded;

      WHEREAS, the Company desires to engage the Consultant to provide, on a non-exclusive basis, consulting services and advice regarding the management of the post acquisition reorganized Company, all upon the terms and subject to the conditions set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1. TERM The Company hereby engages and retains Consultant as a consultant to the Company and Consultant hereby accepts such engagement and retention by the Company and, for a period of two (2) years commencing as of the date hereof unless sooner terminated as herein provided (the "Term"), shall be available to consult with the Company, on a non-exclusive and part time basis, regarding the management and operation of the post acquisition reorganized Company.

                  2. DUTIES Consultant shall:

      (a) upon reasonable notice, be available to provide consultation and advice with respect to such matters as the Company may request. Such services shall be performed by Consultant only after the Company has made a specific request and shall be provided at mutually agreeable times and places;

      (b) at Consultant's option, perform duties required hereunder by use of telephone, telefax or other means of telecommunication. Consultant shall not be required to maintain a physical presence at the Company's offices or to provide full time services to the Company and shall not be required to travel to provide services; and,

      (c) not be required to provide more than four (4) hours of consulting services a week to Company, which hours shall not be accumulative if not used.

      3. COMPENSATION

      (a) For and in consideration of and in full payment for the services to be rendered by Consultant to the Company, the Company shall pay to Consultant a non-refundable consulting fee of Two Hundred Thousand Dollars (US) (US$200,000), payable as provided for in Exhibit A, (the "Promissory Note"), which is to be executed by the Company and delivered to Consultant at the closing of the transaction contemplated in the Acquisition Agreement between the Company and ELSI.

      (b) The Company shall reimburse Consultant for reasonable expenses incurred in connection with performance of its duties hereunder, including, but not limited to, expenses related to travel, lodging and meals under Section 2(b) above, promptly after receipt of backup invoices and receipts; provided however, that Consultant shall not incur any expenses relating to the performance of its duties hereunder without obtaining the prior written approval of the Company.

      4. INDEPENDENT CONTRACTOR: NON-EXCLUSIVE

      (a) It is understood and agreed that Consultant is, and shall at all times during the Term be deemed to be an independent contractor, and nothing in this Agreement shall in any way be deemed or construed to constitute Consultant as an agent or employee of the Company nor shall Consultant have the right or authority to act as, incur, assume or create any obligation, responsibility or liability, express or implied, in the name of or on behalf of the Company or to bind the Company in any manner whatsoever or sign any documents on its behalf. Consultant shall determine, in his sole discretion, the method, details and means of performing his duties hereunder, and the Company shall have no right to control or direct the foregoing.

      (b) The consulting services to be rendered hereunder will not be exclusive to either party. Consultant may engage in such other activities, consulting or otherwise, as consultant in its sole discretion deems appropriate. Similarly, the Company may retain other consultants in its sole discretion.


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      5. WITHHOLDING TAX The Company shall not be responsible for taking/making any deductions from any of the payments to be made to Consultant hereunder for any regular or customary state, federal or local withholdings, social security deductions or other similar charges taken from payment made to "employees" and Consultant shall indemnify and hold harmless Company from any liability suffered by Company with regard thereto.

      6. TERMINATION The Company expressly assumes the risk that Consultant may die or become physically or emotionally unable to perform his consulting duties. In the event Consultant dies or become disabled to the point where he is unable to perform his consulting duties during the Term, there shall not be any refund of payments made nor any abatement or adjustment to the compensation to be paid to Consultant. Said fee is neither adjustable nor refundable and shall remain so regardless of any change in circumstances. Provided however, that should Consultant recover from any disability and become capable of performing his consulting duties before the end of the Term, Consultant shall notify the Company of such event and provide consulting services as provided herein.

      7. ACKNOWLEDGMENT AND INDEMNITY The Company understands and acknowledges that Consultant is not an attorney or other licensed professional. Accordingly, if and when the Company seeks Consultant's advice and comments regarding matters relating to the operation of a publicly traded company or the preparation and filing of public disclosure documents, Consultant shall not be responsible or liable, for the preparation, accuracy or filing of public disclosure documents with any federal or local agency. Further, from and after the Closing, the Company shall indemnify Consultant and his representatives, agents, heirs, administrators and assigns against and hold them harmless from any loss, claim, damage, liability, cost and expense, including losses, claims, damages, liabilities, costs and expenses resulting or arising from any claims asserted against Consultant for: (i) the conduct, actions and/ or omissions of the Company after the Closing; and, (ii) the conduct, actions and/or omissions of Consultant alleged to have taken place prior to the Closing, except for grossly negligent conduct or willful misconduct.

      8. ENTIRE AGREEMENT This Agreement constitutes the entire agreement between the parties with respect to Consultant's consultancy with the Company during the Term, including, but not limited to, any agreement with respect to remuneration, fees, payments or benefits of any kind payable to Consultant with respect to such consultancy, and there is no other agreement between the parties with respect to the subject matter hereof, written or oral, other than as provided hereby. This Agreement may not be amended, modified, supplemented or discharged except by a writing duly executed by the parties hereto.

      9. NOTICES Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or three (3) days after being sent by registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy with oral confirmation, addressed as indicated in the Acquisition Agreement.

      10. WAIVER The waiver by either party hereto of the breach of any provision of this Agreement by the other party hereto shall not operate or be construed as a waiver or any other provision hereof or of any subsequent breach by such other party.

      11. SEVERABILITY If any provision of this Agreement shall be held to be invalid or unenforceable, the other provisions of this Agreement shall not be affected thereby and this Agreement shall be construed as if the provision held to be invalid or unenforceable had never been contained herein and such provision shall be reformed and redrawn only to the extent necessary so as to be valid and enforceable under applicable law.

      12. GOVERNING LAW AND VENUE This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the conflict of law provisions thereof and each party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Central District of California, for the purposes of any proceeding arising out of or relating to this Agreement, provided, however, that in the event the United States District Court refuses to accept jurisdiction over the dispute, then the matter shall be submitted to the exclusive jurisdiction of the Superior Court in and for the County of Los Angeles, State of California, and it related courts.


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       IN WITNESS WHEREOF, the parties hereto have signed and delivered this
Agreement on the date first above written.

"CONSULTANT":
BUDDY YOUNG, an individual


_____________________________
      BUDDY YOUNG


"COMPANY":

BECOR COMMUNICATIONS, INC., a Delaware corporation


By:__________________________

and,

By: _________________________

      , ________________